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                                  Exhibit H(1)

                                   APPENDIX A
                                       TO
                            THE DELEGATION AGREEMENT
                                     BETWEEN
       NORTHWESTERN MUTUAL SERIES, INC. ON BEHALF OF EACH OF THE SERIES OF
                              STOCK (THE "FUNDS")
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                               Dated as of 4/24/01

The following is a list of Funds for which the Delegate shall act as Foreign Custody Manager pursuant a Foreign Custody Manager Delegation Agreement dated as of 9/9/97 "the Agreement":



                        AGGRESSIVE GROWTH STOCK PORTFOLIO

                           ASSET ALLOCATION PORTFOLIO

                               BALANCED PORTFOLIO

                   CAPITAL GUARDIAN DOMESTIC EQUITY PORTFOLIO

                             GROWTH STOCK PORTFOLIO

                            HIGH YIELD BOND PORTFOLIO

                         INTERNATIONAL GROWTH PORTFOLIO

                              SELECT BOND PORTFOLIO

                     T ROWE PRICE SMALL CAP VALUE PORTFOLIO

                FRANKLIN TEMPLETON INTERNATIONAL EQUITY PORTFOLIO

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX A to be executed in its name and on behalf of each such Fund/Portfolio.

NORTHWESTERN MUTUAL                        BROWN BROTHERS HARRIMAN & CO.
SERIES, INC. ON BEHALF OF
EACH OF THE SERIES OF
STOCK (THE "FUNDS") LISTED
ON THIS APPENDIX A TO THE
DELEGATION AGREEMENT

BY:_______________________________         BY:_______________________________
NAME:                                      NAME:
TITLE:                                     TITLE: